Exhibit 99.12(b)



Sutherland                                        1275 Pennsylvania Avenue, N.W.
Asbill &                                            Washington, D.C.  20004-2415
Brennan LLP                                                         202.383.0100
                                                                fax 202.637.3593
ATTORNEYS AT LAW                                                  www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                                              April 28, 2003



The Board of Trustees
College Retirement Equities Fund
730 Third Avenue
New York, New York 10017-3206

         Re:      College Retirement Equities Fund
                  File Nos. 33-00480 and 811-4415
                  -----------------------------------------


Ladies and Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of post-effective amendment No. 35 to the above captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                              Sincerely,

                                              SUTHERLAND ASBILL & BRENNAN LLP



                                              By:  /s/ Steven B. Boehm
                                                  ---------------------------
                                                       Steven B. Boehm



       Atlanta  o  Austin  o  New York  o  Tallahassee  o  Washington, DC